Exhibit 99.1

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY ENHANCES COMMODITY HEDGING PORTFOLIO
     HOUSTON — January 7, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has updated its commodity risk management portfolio for the 2008 and 2009 calendar years through the transactions summarized on the attached schedule. As a result of these transactions, Copano has acquired puts for ethane, propane, iso-butane, normal butane and West Texas Intermediate crude oil at strike prices reflecting current market conditions, and has divested previously-acquired put options on these products at lower strike prices. Copano’s net cost for these transactions was approximately $15.6 million.
     “Although this initiative will further increase Copano’s quarterly put option amortization costs for 2008 and 2009, we are pleased to have acquired significantly higher price protection for a substantial portion of our natural gas liquids and condensate portfolio. We continue to consider additional enhancements to our hedging program,” said John Eckel, Chairman and Chief Executive Officer of Copano Energy.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
     This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission. Statements that are not historical facts and instead address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as references to future goals or intentions, are forward-looking statements. We make these statements based on our past experience and our perception of historical trends, current conditions and expected future developments, as well as other considerations we believe are appropriate under the circumstances. Whether actual results and developments in the future will conform to our expectations is subject to numerous risks and uncertainties, many of which are beyond our control. Therefore, actual outcomes and results could differ materially from what is expressed, implied or forecast in forward-looking statements. Any differences could result from a number of factors, including the volatility of prices and market demand for natural gas and natural gas liquids; our ability to continue to obtain new sources of natural gas supply; the ability of key producers to continue to drill and successfully complete and attach new natural gas supplies; our ability to retain our key customers; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

SCHEDULE A
Copano Energy, L.L.C.
Summary of Commodity Hedges Purchased and Sold
(all hedges are settled monthly):
Purchased Purity Ethane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2008	$0.9300	$0.6250	1,100
Calendar 2008	$0.9300	$0.5700	607
Calendar 2009	$0.8300	$0.5900	1,100
Purchased TET Propane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2008	$1.4400	$0.8360	2,000
Calendar 2009	$1.3300	$0.8725	1,600
Purchased Non-TET Iso-Butane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2008	$1.6700	$0.9900	400
Calendar 2009	$1.5700	$1.0600	275
Purchased Non-TET Normal Butane Put Spread Options listed below:

	Put Strike
	(Per Gallon)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2008	$1.6600	$0.9875	500
Calendar 2009	$1.5400	$1.0525	550
Purchased WTI Crude Oil Put Spread Options listed below:

	Put Strike
	(Per Barrel)		Put Volumes
	Bought	Sold	(Barrels Per Day)
Calendar 2008	$91.50	$55.00	850
Calendar 2009	$86.50	$55.00	750
Sold TET Propane Put Options listed below:

	Put Strike	Put Volumes
	(Per Gallon)	(Barrels Per Day)
Calendar 2008	$1.0500	604
Sold Non-TET Normal Butane Put Options listed below:

	Put Strike	Put Volumes
	(Per Gallon)	(Barrels Per Day)
Calendar 2008	$1.2150	400